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EXHIBIT 21.1

HOSPITALITY PROPERTIES TRUST
SUBSIDIARIES OF THE REGISTRANT

Name	State of Formation, Organization or Incorporation
Cambridge TRS, Inc.	Maryland
Candlewood Jersey City—Urban Renewal, L.L.C.	New Jersey
Harbor Court Associates, LLC	Maryland
HPT Cambridge LLC	Massachusetts
HPT Capital Trust Holdings	Maryland
HPT Capital Trust I	Maryland
HPT Capital Trust II	Maryland
HPT CW MA Realty Trust	Massachusetts
HPTCY Properties Trust	Maryland
HPT CY TRS, Inc.	Maryland
HPT Geary ABC Holdings LLC	Maryland
HPT Geary Properties Trust	Maryland
HPT GL Properties LLC	Maryland
HPT HSD Properties Trust	Maryland
HPT IHG Canada Corporation	New Brunswick
HPT IHG Canada Properties Trust	Delaware
HPT IHG GA Properties LLC	Maryland
HPT IHG PR, Inc.	Puerto Rico
HPT IHG-2 Properties Trust	Maryland
HPT IHG-3 Properties LLC	Maryland
HPTLA Properties Trust	Maryland
HPTMI Hawaii, Inc.	Delaware
HPTMI Properties Trust	Maryland
HPT PSC Properties LLC	Maryland
HPT PSC Properties Trust	Maryland
HPT SN Holding, Inc.	New York
HPT Suite Properties Trust	Maryland
HPT TA Properties LLC	Maryland
HPT TA Properties Trust	Maryland
HPT TRS, Inc.	Delaware
HPT TRS IHG-2, Inc.	Maryland
HPT TRS MRP, Inc.	Maryland
HPT TRS SPES II, Inc.	Maryland
HPT TRS WYN, Inc.	Maryland
HPTWN Properties Trust	Maryland
Royal Sonesta, Inc.	Louisiana

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  EXHIBIT 21.1
HOSPITALITY PROPERTIES TRUST SUBSIDIARIES OF THE REGISTRANT